UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 31, 2001



                       ATLAS AIR WORLDWIDE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                     0-25732
                            (Commission File Number)

                                   13-4146982
                      (I.R.S. Employer Identification No.)

                             2000 Westchester Avenue
                            Purchase, New York 10577
                                 (914) 701-8000
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

Item 5.  Other Events.

     On November 1, 2001, Atlas Air Worldwide Holdings, Inc. ("Atlas") reported its third quarter earnings for 2001 and issued the press release attached as
Exhibit 99.1.

     Atlas acquired, as of October 31, 2001, Polar Air Cargo, Inc. from an affiliate of GE Capital Aviation Services. On November 2, 2001, Atlas issued the press release attached as Exhibit 99.2.

     Atlas hereby incorporates by reference the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

     c) The following Exhibits are filed as part of this report:


           EXHIBIT NO.                    DESCRIPTION

               99.1           Press release issued by the Registrant
                              on November 1, 2001.

               99.2           Press release issued by the Registrant
                              on November 2, 2001.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ATLAS AIR WORLDWIDE HOLDINGS, INC.
                               (Registrant)




Dated:  November 9, 2001        By:  /s/ Richard H. Shuyler
                                     ------------------------------------------
                                       Name:       Richard H. Shuyler
                                       Title:      Chief Executive Officer and
                                                   Treasurer

                                  EXHIBIT INDEX

     EXHIBIT NO.                        DESCRIPTION
        99.1         Press release issued by the Registrant on November 1, 2001.
        99.2         Press release issued by the Registrant on November 2, 2001.

                                                                    Exhibit 99.1

         Atlas Air Worldwide Holdings           Contact:            Rachel Berry
         2000 Westchester Avenue                                    914.701.8400
         Purchase, New York  10577-2543

NEWS RELEASE

      ATLAS AIR WORLDWIDE HOLDINGS REPORTS THIRD QUARTER EARNINGS FOR 2001


     November 1, 2001, Purchase, NY . . . Atlas Air Worldwide Holdings, Inc., the holding company for Atlas Air, Inc., today reported a third quarter net loss of $4.2 million, or $0.11 per share, for the period ended September 30, 2001, compared to net income of $23.1 million, or $0.60 per share, for the third quarter 2000.

     The quarter was overshadowed by the events of September 11, 2001. Immediately following the terrorist attacks, the Federal Aviation Administration closed U.S. airspace. The order was rescinded on September 14, 2001 and Atlas resumed full operations soon thereafter.

     During the period in which flight operations were suspended, Atlas experienced contract revenue losses and incurred incremental expenses associated with crew and aircraft repositioning and added security measures. Atlas estimates that these factors resulted in incremental losses of approximately $10.0 million for the period during and immediately after the suspended operations.

     On September 22, 2001, President Bush signed into law the Air Transportation Safety and Stabilization Act, which provides for direct cash payments to U.S. airlines. These payments are meant to compensate for "direct and incremental" losses that resulted from the terrorist attacks, for the September 11 through December 31 period. Subsequent to the quarter end, Atlas received $10.1 million from the Federal Government as its part of the first series of payments under the Act.

     The company is reviewing recently drafted guidelines from the U.S. Department of Transportation that outline how payments under the Act will be made, and is also assessing its projected fourth quarter financial results to evaluate what the likely amount of federal payments will be once the full September 11 through December 31 period is complete. Such total amount will be recognized in the fourth quarter.

     "The events of September 11 had a significant impact on Atlas Air," said Richard Shuyler, Chief Executive Officer. "Like all airlines, we faced a tremendous task in moving our aircraft and our stranded crews back into required positions from locations around the world, once operations were resumed. Our 1,150 professional flight and ground employees responded quickly and were able to get operations up and running, safely, quickly and efficiently. I am very proud of their exemplary performance under extremely difficult circumstances."

     "The tragedy of September 11 occurred in the midst of a very difficult operating environment for providers of air freight services," continued Shuyler. "As was the case during the second quarter, Atlas experienced a sharp drop in block hour production during the third quarter resulting from a decline in demand from customers."

     Total operating revenue for the quarter declined 28% to $150.7 million, reflecting a 28% decrease in block hour production compared to the third quarter of 2000. Throughout most of the quarter, Atlas had several under-utilized or idle aircraft.

     Subsequent to the resumption of its operations, however, Atlas experienced an increase in demand for charter services, both commercial and military. This activity partly offset losses experienced as a result of the terrorist attack. To respond to this demand, Atlas utilized four of the six 747 aircraft that had been taken out of service earlier in the year. Atlas retains the flexibility to take the aircraft back out of service should charter demand soften.

     Operating costs for the third quarter declined 4% to $141.4 million compared with the same period of 2000. The decline reflects the reduction in operations versus the prior year, offset by higher aircraft rent expense resulting from the sale lease back refinancing of certain aircraft in late 2000.

     Earnings before interest, taxes, depreciation, and aircraft rental (EBITDAR), a measure of pre-leverage cash flow, totaled $63.2 million for the quarter versus $106.7 million for the comparable period last year. The EBITDAR margin was 42%.

     Operating profit for the quarter stood at $9.3 million, or a 6.0% margin, versus $62.0 million and 29.7% in the third quarter of 2000.

     For the nine months ending September 30, 2001, operating revenues totaled $480.1 million, a 15.3% decline from the $566.8 million in revenue for the comparable period of 2000. The decline was largely a result of a 17.4% decline in block hour production. The year-to-date loss of $54.8 million, or $1.44 per share, includes a $22.8 million pre-tax profit sharing settlement expense, a $78.2 million pre-tax restructuring, impairment and account reserve charge and a $4.7 million pre-tax change for Fair Value Adjustments of SFAS 133 derivatives and $1.6 million after tax SFAS 133 cumulative effect. Excluding these items, net income for the nine months ended September 30, 2001 was $13.4 million, or $0.35 per diluted share, versus $54.1 million ($1.49 per diluted share) in the nine-month period ended September 30, 2000.

     "Our financial performance during the third quarter reflected the continuation of slowing demand and the effect of September 11th" said Shuyler. "While Atlas had previously acted to reduce our costs and capital spending, the benefit of those actions will not begin to be fully realized until the fourth quarter. In addition, we are continuing to experience, at least for the near term, a substantial increase in charter flying, particularly for the military, as well as flying associated with the traditionally stronger peak period. As a result, we believe current analysts' expectations for the fourth quarter to be reasonable. Nevertheless, we expect the weak state of the global economy to continue to impact results for the foreseeable future."

     "Atlas continues to maintain a strong financial position, as evidenced by our cash and investment balances of $359 million," Shuyler concluded. "We will continue to seek to preserve our liquidity, and to eliminate any nonessential capital expenditures, including the possible deferral of new 747-400 deliveries otherwise scheduled for next year which we are discussing with The Boeing Company. As a result, we are confident in the level of financial resources available to Atlas as we look to the future."

     Atlas Air Worldwide Holdings, Inc. is the parent company of Atlas Air, Inc., a United States certificated air carrier that operates a fleet of 37 B747 freighters specializing in ACMI contracts. These contracts include the provision of Aircraft, Crew, Maintenance and Insurance for some of the world's leading - -
- - international carriers.

     To the extent that any of the statements contained herein relating to the Company's expectations, assumptions and other Company matters are forward-looking, they are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, risks associated with: worldwide business and economic conditions; product demand and the rate of growth in the air cargo industry; the impact of competitors and competitive aircraft and aircraft financing availability; the ability to attract and retain new and existing customers; normalized aircraft operating costs and reliability; management of growth; the continued productivity of its workforce; dependence on key personnel; and regulatory matters. For additional information regarding these and other risk factors, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Report on Form 10-Q for the period ended June 31, 2001.

                                       ###

                       Atlas Air Worldwide Holdings, Inc.
                            SUMMARY FINANCIAL RESULTS
               ($ Millions, except per share and block hour data)



                                                     Third Quarter, Ended September 30,

                                                      2001 Actual       2000 Actual

Operating Revenues..........................            $150.7             $208.6
Operating Income............................               9.3               62.0
Pre-Tax Income (Loss).......................              (9.9)              37.2
Net Income (Loss)...........................             ($4.2)             $23.1

Earnings per Share..........................             ($0.11)             $0.60
Weighted Average Shares
Outstanding (000's).........................            38,163             38,618
Total Block Hours...........................            25,207             35,007



                                                          Nine Months, Ended September 30,

                                                   2001Pro-
                                                   Forma (a)           2001 Actual       2000 Actual

Operating Revenues..........................           $480.1             $480.1            $566.8
Operating Income (Loss)                                  53.8              (47.2)            163.5
Pre-Tax Income (Loss).......................              6.6              (99.1)             87.3
Income (Loss) before Cumulative Effect of a
Change in Accounting Principle..............
                                                        $13.4             ($53.2)            $54.1
Cumulative Effect of a Change in Accounting
Principle: SFAS 133.........................             --                 (1.6)             --
Net Income (Loss)...........................            $13.4             ($54.8)            $54.1

Earnings per Share:
    Before Cumulative Effect of a Change in
      Accounting Principle..................       =================       ($1.40)            $1.49
                                                         $0.35
    Change in Accounting Principle..........             --                ($0.04)            --
    Net Income..............................             $0.35             ($1.44)            $1.49
Weighted Average Shares Outstanding (000's).
                                                        38,331             38,150           36,416
Total Block Hours...........................            80,416             80,416           97,340

------------------------------

(a) Pro-Forma results for nine months ended 2001, exclude first quarter $2.1 million pre-tax charge and third quarter $2.6 million pre-tax charge for Fair Value Adjustments of SFAS 133 derivatives, $22.8 million pre-tax Profit Sharing Settlement Expense, $1.6 million after-tax Cumulative Effect of a Change in Accounting Principle for SFAS 133, and second quarter $78.2 million pre-tax operating expense for Restructuring and Impairment Charge and Account Reserve charge.

                                                                    Exhibit 99.2


         Atlas Air Worldwide Holdings           Contact:            Rachel Berry
         2000 Westchester Avenue                                    914.701.8400
         Purchase, New York  10577-2543

NEWS RELEASE

FOR IMMEDIATE RELEASE

      ATLAS AIR WORLDWIDE HOLDINGS COMPLETES ACQUISITION OF POLAR AIR CARGO


     Purchase, New York, November 2, 2001 -- Atlas Air Worldwide Holdings (NYSE:
CGO) announced today that it has acquired Polar Air Cargo from GE Capital Aviation Services (GECAS), a GE Capital company. Under the terms of the agreement announced in July, the stated purchase price of $84 million was effectively reduced by $30 million through certain financing commitments as well as the restructuring of associated aircraft leases. In addition, approximately half of the purchase price has now been financed through a two-year term loan. The transaction was completed following receipt of exemption authority for such purchase from the U.S. Department of Transportation.

     Atlas Air Worldwide Holdings (AAWH) said that it expects to continue the full utilization of Polar's current operating fleet of seventeen B747 freighters through the remainder of this year's peak season period. Thereafter, AAWH intends to resize Polar's fleet, focusing on its fleet of four B747-400 aircraft and a yet to be determined number of B747-200 aircraft, operating in scheduled service. Up to eight B747-100 aircraft currently in Polar's fleet will be permanently parked.

     Polar was recently awarded valuable fifth freedom rights between Hong Kong and Seoul, South Korea, for which a schedule will be announced shortly. In addition, Polar Air Cargo holds route authority and sixteen weekly slots at Tokyo's Narita airport. Tokyo is the world's fourth largest freight market, and operating rights there are highly sought after and severely restricted in number.

     "Polar's valuable Japanese route authorities and its fleet of B747-400 freighter aircraft will complement Atlas Air's capabilities and offer new opportunities to customers of both companies," said Richard Shuyler, Chief Executive Officer for both Atlas Air Worldwide Holdings, Inc. and Atlas Air, Inc. "Our current plan is to keep the Atlas Air and Polar brands separate, but we also expect to achieve significant synergies between the two compa-nies. In addition, certain changes to the terms of the transaction were made to better reflect the current economic environment and help ensure ample liquidity."

     Shuyler added, "We believe the additional liquidity afforded by the revised terms, as well as the addition of the fifth freedom rights between Hong Kong and Seoul, will make this an even more attractive acquisition for AAWH going forward. We welcome the fine employees of Polar to the Atlas family and look forward to a long and profitable relationship."

     Polar Air Cargo specializes in time-definite, cost-effective airport-to-airport scheduled airfreight service. Its fleet of Boeing 747 freighter aircraft provides scheduled service to all of the world's major economic regions.

     Atlas Air Worldwide Holdings, Inc. is the parent company of Atlas Air, Inc., a United States certificated air carrier that operates a fleet of 37 B747 freighters, specializing in ACMI contracts. These contracts include the provision of Aircraft, Crew, Maintenance and Insurance for some of the world's leading international carriers. Polar and Atlas Air will be operated as separate subsidiaries of the parent company. Polar will maintain its operations from its Long Beach, CA headquarters for the immediate future.

     To the extent that any of the statements contained herein relating to the Company's expectations, assumptions and other Company matters are forward-looking, they are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, risks associated with: worldwide business and economic conditions; product demand and the rate of growth in the air cargo industry; the impact of competitors and competitive aircraft and aircraft financing availability; the ability to attract and retain new and existing customers; normalized aircraft operating costs and reliability; management of growth; the continued productivity of its workforce; dependence on key personnel; and regulatory matters. For additional information regarding these and other risk factors, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Report on Form 10-Q for the period ended June 31, 2001.

                                       ###